                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                    of 1934
                              (Amendment No.    )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement

[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

[ X ]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[   ]    Soliciting Material Pursuant to Section  240.14a-11(c) or Section
         240.14a-12

                                CELEBRITY, INC.
                (Name of Registrant as Specified In Its Charter)

                                CELEBRITY, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

                ---------------------------------------------------------------

         2)     Aggregate number of securities to which transaction applies:

                ---------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

                ---------------------------------------------------------------

         4)     Proposed maximum aggregate value of transaction:

                ---------------------------------------------------------------

         5)     Total fee paid:

                ---------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

                 ---------------------------------------------------------------

         2)      Form, Schedule or Registration Statement No.:

                 ---------------------------------------------------------------

         3)      Filing Party:

                 ---------------------------------------------------------------

         4)      Date Filed:

                 ---------------------------------------------------------------

                                 CELEBRITY, INC.
                               4520 OLD TROUP ROAD
                                 P. O. BOX 6666
                               TYLER, TEXAS 75711

                                                               November 14, 1997

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting (the "Meeting") of Shareholders of Celebrity, Inc. (the "Company") to be held at the offices of Star Wholesale Florist, Inc., 8223 N. Stemmons Freeway, Dallas, Texas, on Wednesday, December 10, 1997, at 3:00 p.m. local time. The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Meeting, which includes the election of directors of the Company and the ratification of the selection of Price Waterhouse LLP as independent public accountants. We have also enclosed a copy of the Company's Annual Report for the fiscal year ended June 30, 1997.

         The Company's Board of Directors believes that a favorable vote for each person nominated to serve as a director of the Company and for ratification of the selection of Price Waterhouse LLP as independent public accountants is in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" each nominee and "FOR" such ratification. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly. If you attend the Meeting, you may vote in person even if you have previously mailed a Proxy.

         Directors and officers of the Company will attend the Meeting and will respond to questions that are appropriate for discussion at the Meeting. I hope you will be able to attend.

                                                  Sincerely,


                                                  /s/ ROBERT H. PATTERSON, JR.

                                                  Robert H. Patterson, Jr.
                                                  Chairman of the Board

                                 CELEBRITY, INC.
                               4520 OLD TROUP ROAD
                                 P. O. BOX 6666
                               TYLER, TEXAS 75711


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held December 10, 1997

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Celebrity, Inc., a Texas corporation (the "Company" or "Celebrity"), will be held at the offices of Star Wholesale Florist, Inc., 8223
N. Stemmons Freeway, Dallas, Texas, on Wednesday, December 10, 1997, at 3:00 p.m. local time. A Proxy and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the following purposes:

         (1) To elect five members of the Board of Directors for the term of office stated in the Proxy Statement.

         (2) To consider and ratify the selection of Price Waterhouse LLP as the Company's independent public accountants.

         (3) To transact any other business that may properly come before the Meeting and any adjournments thereof.

         The close of business on October 23, 1997, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof. For a period of at least ten days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be open to the examination of any shareholder during ordinary business hours at the offices of the Company at 4520 Old Troup Road, Tyler, Texas.

         Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

         SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                             By Order of the Board of Directors


                                             /s/ ROBERT H. PATTERSON, JR.

                                             Robert H. Patterson, Jr.
                                             Chairman of the Board, President
                                             and Chief Executive Officer
Tyler, Texas
November 14, 1997

                                 CELEBRITY, INC.
                               4520 OLD TROUP ROAD
                                 P. O. BOX 6666
                               TYLER, TEXAS 75711


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 10, 1997


         This Proxy Statement is being first mailed on November 14, 1997, to shareholders of Celebrity, Inc., a Texas corporation (the "Company" or "Celebrity"), by the Board of Directors to solicit proxies (the "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the offices of Star Wholesale Florist, Inc., 8223 N. Stemmons Freeway, Dallas, Texas, on Wednesday, December 10, 1997, at 3:00 p.m., local time, and at such other times and places to which the Meeting may be adjourned.

         The purpose of the Meeting is to consider and act upon the following:

         (i)      the election of five directors for the terms stated below;

         (ii) the ratification of the selection of Price Waterhouse LLP as the Company's independent public accountants; and

         (iii) such other matters as may properly come before the Meeting and any adjournments thereof.

         All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted as follows:

         (i) FOR the election of the five persons named under "Election of Directors" as nominees for election as directors of the Company for the terms stated below;

         (ii) FOR the ratification of the selection of Price Waterhouse LLP as the Company's independent public accountants; and

         (iii)    at the discretion of the proxyholders (the
                  "Proxyholders") with regard to any other matter that may properly come before the Meeting and any adjournments thereof.

         Any shareholder executing a Proxy retains the right to revoke it at any time prior to exercise at the Meeting. A Proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later Proxy or by voting in person at the Meeting. Unless revoked, all shares represented by properly executed Proxies will be voted as specified therein.

                        RECORD DATE AND VOTING SECURITIES

         The record date for determining the shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof was the close of business on October 23, 1997 (the "Record Date"), at which time the Company had issued and outstanding approximately 6,307,419 shares of Common Stock, par value $.01 per share ("Common Stock"). The shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Meeting.

                                QUORUM AND VOTING

         The presence at the Meeting, in person or by proxy, of the holders of one-third of the Common Stock issued and outstanding and entitled to vote thereat is necessary to constitute a quorum to transact business. In deciding all questions and other matters, a holder of Common Stock on the Record Date will be entitled to cast one vote for each share of Common Stock then registered in such holder's name.

         Election of the director nominees named in Proposal No. 1, or any of them, requires the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. A Proxy cannot be voted for more than five director nominees. Votes may be cast in favor of or withheld with respect to any of the director nominees. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation of votes in respect of the proposal and, therefore, will not otherwise affect the outcome of the vote on the proposal.

         Approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon that are actually voted. Abstentions on the proposal may be specified and will be counted toward a quorum, but will be excluded entirely from the tabulation for the proposal. As a result, abstentions will not otherwise affect the outcome of the vote on the proposal.

         Shares referred to as "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), if any, are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter requiring discretionary authority to vote, broker non-votes will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered present and entitled to vote for quorum purposes and may be entitled to vote on other matters). Because brokers or nominees have discretionary authority to vote on each of Proposal No. 1 and Proposal No. 2, there will be no broker non-votes on such proposals.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         There are five directors to be elected for terms expiring at the Company's Annual Meeting of Shareholders in 1998 or until their successors have been elected and qualified. It is intended that the names of the persons indicated in the following table will be placed in nomination and that the Proxyholders will vote for their election. Each of the nominees has indicated willingness to serve as a member of the Board of Directors if elected; however, if any nominee becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, the Proxyholders will have discretionary authority to vote the Proxy for any nominee who is substituted for the nominee who becomes unavailable.

         The nominees are as follows:

       NAME                         AGE                    POSITION
       ----                         ---                    ---------
Robert H. Patterson, Jr.            46      Chairman of the Board, President
                                              and Chief Executive Officer
Richard Yuen                        53      Managing Director of Celebrity Exports
                                              International Limited and Director
B.D. Hunter(1)(2)                   67      Director
C.A. Langner(1)(2)                  72      Director
Valerie Anne Mars(1)(2)             38      Director

----------
(Footnotes on following page)

(Footnotes to table on previous page)

(1)      Member of the Compensation Committee
(2)      Member of the Audit Committee

         Robert H. Patterson, Jr. has served as Chairman of the Board of Celebrity since 1989 and as a director since 1974. He has served as Chief Executive Officer since July 1995 and as President from 1978 to 1995 and from September 1997 to the present. He served as Vice President from 1975 to 1978 and as Secretary and Treasurer from 1974 to 1975.

         Richard Yuen has served as Managing Director of Celebrity Exports International Limited, the Company's Hong Kong subsidiary, since 1984 and as a director of Celebrity since December 1992.

         B.D. Hunter has served as a director of Celebrity since April 1993. Mr. Hunter is the founder and Chairman of Huntco Inc., which has various operations, including steel service centers and pressure vessel manufacturing. Mr. Hunter is also the founder and Chairman of Huntco Enterprises Inc., which operates nursing homes and other businesses. Mr. Hunter also serves on the boards of directors of Service Corporation International, Cash America International, Inc. and Mercantile Bank of St. Louis N.A.

         C.A. Langner has served as a director of Celebrity since December 1992. Mr. Langner was Administrative Manager of the Producing Department of Exxon Corporation from 1983 to 1986. Mr. Langner has been engaged in the management of his personal investments since 1986.

         Valerie Anne Mars has served as a director of Celebrity since September 1995. Ms. Mars has been the General Manager of Master Foods, Czech Republic and Republic of Slovakia, a unit of Mars, Inc., in Prague, Czech Republic, since August 1996. From 1994 to August 1996, Ms. Mars was a project consultant with M&M/Mars. From 1990 to 1994, Ms. Mars was engaged in the management of her personal investments.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH NOMINEE FOR THE BOARD OF DIRECTORS.

                        BOARD OF DIRECTORS AND COMMITTEES

         The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by unanimous written consent when important matters require Board action between scheduled meetings. The Board of Directors met three times and acted twice by unanimous written consent during fiscal 1997. During fiscal 1997, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he or she was a director, except that Mr. Yuen did not participate in one meeting.

         The Board of Directors established audit and compensation committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held and actions taken by written consent during fiscal 1997 are described below.

         Audit Committee. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent public accountants the Company's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; evaluates problem areas having a potential financial impact on the Company that may be brought to its attention by management, the independent public accountants or the Board of Directors; and evaluates annual public financial reporting documents of the Company. Messrs. Langner (Chairman) and Hunter and Ms. Mars are the members of the Audit Committee. The Audit Committee met three times during fiscal 1997.

         Compensation Committee. The Compensation Committee approves all major decisions with regard to executive compensation, establishes and monitors the compensation policies of the Company and administers the Company's 1992 Stock Option Plan (as amended to date, the "Option Plan") and 1993 Employee Stock Purchase Plan (as amended to date, the "Purchase Plan"). The Compensation Committee has the power to determine from time to time the individuals to whom options will be granted, and offers to purchase stock will be made, under the plans. Messrs. Hunter (Chairman) and Langner and Ms. Mars are the members of the Compensation Committee. The Compensation Committee met three times and acted once by unanimous written consent during fiscal 1997.

         The Company does not have a nominating committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors as a whole.

                 PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

         The following table sets forth information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Company's Named Officers (as defined under "Management Compensation -- Summary Compensation Table") and (iv) all directors and executive officers of the Company as a group.


                                                               Amount and
                                                                Nature of
                     Name of Beneficial                        Beneficial         Percent
                     Owner or Group(1)                        Ownership(2)       of Class
                     ------------------                       ------------       --------
Robert H. Patterson, Jr .....................................   3,268,958           51.7%

Richard Yuen ................................................     135,150            2.1%

B.D. Hunter .................................................      23,000             *

C. A. Langner ...............................................      18,000             *

Valerie Anne Mars ...........................................      11,500             *

David J. Huffman ............................................      41,400             *

Clifford C. Condict .........................................      84,187            1.3%

Roger D. Craft ..............................................       9,000             *

James R. Thompson(3) ........................................      21,200             *

Directors and executive officers as a group (9 persons)(4)...   3,612,395           56.1%
                                                                ---------         ------

----------
 *       Less than 1%
(1) "Beneficial owner" means generally any person who, directly or indirectly, has or shares voting power or investment power with respect to a security. All information with respect to the beneficial ownership of any shareholder has been furnished by such shareholder and the Company believes that, except as otherwise indicated, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder.
(2) Includes shares of Common Stock issuable upon exercise of options that are exercisable on the Record Date or within 60 days thereafter by Patterson, Yuen, Hunter, Langner, Mars, Huffman, Condict, Craft, Thompson and all directors and executive officers as a group, with such shares numbering 13,000; 26,000; 13,000; 9,000; 9,000; 21,400; 16,000;
         4,000; 19,000 and 130,400 shares, respectively.
(3) Mr. Thompson resigned from all positions with the Company effective September 8, 1997, but was a Named Officer during fiscal 1997. See "Management Compensation -- Summary Compensation Table."
(4) Includes 8,000 shares held by C. David Gingrich, of which 3,000 shares are issuable upon exercise of options that are exercisable on the Record Date or within 60 days thereafter. Mr. Gingrich became an executive officer of the Company on September 24, 1997. Does not include 21,200 shares (of which 19,000 are issuable upon exercise of options that are exercisable on the Record Date) held by Mr.
         Thompson, who resigned from the Company prior to the Record Date.

                             MANAGEMENT COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table contains information concerning the compensation earned by, awarded to or paid to (i) the Chief Executive Officer of the Company during fiscal 1997 and (ii) each of the most highly compensated executive officers of the Company at the end of fiscal 1997, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000, based on salary and bonus earned during fiscal 1997 (collectively, the "Named Officers"), in each case for services rendered to the Company during fiscal years 1995 through 1997.

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                         ------------
                                                 ANNUAL COMPENSATION        AWARDS
                                               -----------------------   ------------
                                                                          SECURITIES
                                                                          UNDERLYING
                                                                            OPTIONS/        ALL OTHER
    NAME AND PRINCIPAL            FISCAL        SALARY         BONUS          SARS          COMPENSA-
         POSITION                  YEAR           ($)           ($)           (#)(1)          TION ($)
         ---------               ---------     ---------     ---------   ------------         ---------
Robert H. Patterson, Jr.,           1997        290,000              0         55,000             6,155  (2) (3)
 Chairman of the Board,             1996        290,000              0              0           203,788  (4)
 President, and Chief               1995        275,000        110,000         20,000            26,605
 Executive Officer
Richard Yuen,                       1997        284,200              0         15,000                 0
 Director and Managing              1996        258,000              0              0                 0
 Director of Celebrity              1995        210,000        128,200         15,000                 0
 Exports International
 Limited(5)
David J. Huffman,                   1997        150,000              0         40,000             2,281  (2)
 Executive Vice                     1996        150,000              0              0             4,356
 President and                      1995        125,000         65,000         10,000             3,221
 President of
 Distribution Division
Clifford C. Condict,                1997         90,000         15,000         15,000             1,358  (2)
  Vice President -                  1996         90,000              0              0             3,063
  Merchandising                     1995         85,000         32,500          5,000             2,221
Roger D. Craft,                     1997         90,000         15,000         15,000             1,370  (2)
  Vice President -                  1996         90,000              0              0             3,063
  Operations                        1995         85,000         32,500          5,000             2,192
James R. Thompson,                  1997        100,000              0         25,000             1,510  (2)
 Vice President -                   1996        100,000              0              0             3,460
 Finance (6)                        1995         85,000         32,500         10,000             2,405



(1)       Options to acquire shares of Common Stock under the Option Plan.
(2)       In fiscal 1997, the Company paid $4,020; $2,281; 1,358; $1,370; and
          $1,510 as matching contributions for Messrs. Patterson, Huffman, Condict, Craft and Thompson, respectively, pursuant to the Company's tax-qualified profit sharing plan with a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986 (the "Code").
(3) In fiscal 1997, the Company also paid $2,135 on a long-term disability insurance policy for Mr. Patterson.
(4) In fiscal 1996, the Company discontinued certain arrangements pursuant to which it paid the premiums on, and held ownership of, two insurance policies on Mr. Patterson's life. The ownership of the policies, which had an aggregate cash surrender value of $198,418, was then transferred to Mr. Patterson, resulting in additional compensation to Mr. Patterson equivalent to such aggregate cash surrender value.
(5) All compensation for Mr. Yuen's services is paid to Golden Pool Limited, a British Virgin Islands company wholly owned by a trust, the beneficiaries of which are Richard Yuen and his family.
(6) Mr. Thompson resigned from all positions with the Company effective September 8, 1997.

                        OPTION GRANTS DURING FISCAL 1997

          The following options were granted under the Option Plan to the Named Officers set forth below during fiscal 1997:

                                                                                          Potential Realizable
                                                                                          Value at Assumed Annual
                                                                                            Rates of Stock Price
                                                                                          Appreciation for Option
                                                Individual Grants                                Term (1)
                              -------------------------------------------------------    ---------------------------

                            NUMBER OF    % OF TOTAL
                            OPTIONS/    OPTIONS/ SARS
                              SARS        GRANTED TO     EXERCISE OR     EXPIRATION
            NAME           GRANTED(2)(3)  EMPLOYEES (2)  BASE PRICE(4)      DATE             5%            10%
        -------------      -------------  -------------  -------------  -------------  -------------  -------------
Robert H. Patterson, Jr.      50,000          25.4%       $   3.1875       6/18/07      $   100,405     $   253,405
                               5,000           2.5%       $     4.00       8/04/06      $    12,600     $    31,800
Richard Yuen                  10,000           5.0%       $   3.1875       6/18/07      $    20,081     $    50,681
                               5,000           2.5%       $     4.00       8/04/06      $    12,600     $    31,800
David J. Huffman              35,000          17.4%       $   3.1875       6/18/07      $    70,284     $   177,384
                               5,000           2.5%       $     4.00       8/04/06      $    12,600     $    31,800
Clifford C. Condict           10,000           5.0%       $   3.1875       6/18/07      $    20,081     $    50,681
                               5,000           2.5%       $     4.00       8/04/06      $    12,600     $    31,800
Roger D. Craft                10,000           5.0%       $   3.1875       6/18/07      $    20,081     $    50,681
                               5,000           2.5%       $     4.00       8/04/06      $    12,600     $    31,800
James R. Thompson(5)          20,000          10.0%       $   3.1875       6/18/07      $    40,162     $   101,362
                               5,000           2.5%       $     4.00       8/04/06      $    12,600     $    31,800



    (1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of Common Stock over the term of the options. These amounts do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods of up to five years.

    (2)    The Company has not granted any stock appreciation rights.

    (3)    All options have ten-year terms. The options granted on August
           5, 1996 and June 19, 1997 become exercisable with respect to 20% of the shares covered thereby annually beginning on the first anniversary of the date of grant. In the event of certain mergers or reorganizations or a Change of Control (as hereinafter defined) or threatened Change of Control of the Company, any unexercisable portion of the options will become immediately exercisable. The term "Change of Control" refers to the acquisition of ten percent or more of the voting securities of the Company by any person or by persons acting as a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (unless such acquisition has been approved by a two-thirds vote of the full Board of Directors of the Company).

    (4) The option exercise price may be paid (i) in cash, (ii) in shares of Common Stock, if permitted by the Compensation Committee, (iii) by certified or cashier's check, (iv) by cash or certified or cashier's check for the par value of the shares for which the option is exercised plus a promissory note for the balance of the purchase price or (v) by delivery of a copy of irrevocable instructions from the optionholder to a broker or dealer to sell certain of the shares of Common Stock purchased upon exercise of the option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price. The exercise price is equal to the fair market value of the Common Stock on the date of grant.

   (5)     The options granted to Mr. Thompson terminate on December 8, 1997.


                       OPTION EXERCISES DURING FISCAL 1997
                        AND FISCAL YEAR END OPTION VALUES

             The following table provides information related to options exercised by the Named Officers during fiscal 1997 and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                             NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED                IN-THE-MONEY
                                                               OPTIONS/SARS AT                    OPTIONS/SARS
                                                              FISCAL YEAR END(1)              AT FISCAL YEAR END(2)
                                                         ----------------------------     ----------------------------
                           NUMBER OF
                            SHARES
                           ACQUIRED          VALUE
      NAME                ON EXERCISE      REALIZED(1)   EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
   -----------            -----------     -----------    -----------    -------------     -----------    -------------
Robert H                        0          $    0           8,000          67,000
Patterson, Jr
Richard Yuen                    0          $    0          22,000          28,000
David J. Huffman                0          $    0          18,400          49,600
Clifford C                      0          $    0          14,000          21,000
Condict
Roger D. Craft                  0          $    0           2,000          18,000
James R. Thompson               0          $    0          16,000          31,000



    (1) Value is calculated based on the difference between the option exercise price and the closing price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

    (2) At fiscal year end, none of the Named Officers held in-the-money options.

                            COMPENSATION OF DIRECTORS

            Directors who are not employees of the Company are entitled to receive an annual fee of $10,000, plus $500 for each meeting of the Board of Directors they attend. The members of the Audit and Compensation Committees do not receive separate compensation for their attendance at committee meetings. In addition, pursuant to the terms of the Option Plan, nonemployee directors automatically receive grants of nonqualified stock options to purchase 5,000 shares of Common Stock upon their initial election to the Board of Directors and automatically receive grants of nonqualified stock options to purchase 2,000 shares of Common Stock in each year they are reelected to the Board of Directors. The options are fully exercisable upon the date of grant at a price equal to the closing sale price of the Common Stock reported by the Nasdaq National Market on the date of grant. Each of Messrs. Langner and Hunter and Ms. Mars received options to purchase 2,000 shares of Common Stock upon such directors' reelection to the Board of Directors in December 1996. Such options are exercisable at a price of $3.375 per share.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

                             OVERVIEW AND PHILOSOPHY

            The base salary for top executive officers and annual incentive compensation for all executive officers for fiscal 1997 were approved by the Compensation Committee, consisting of B. D. Hunter, C. A. Langner and Valerie Anne Mars, all of whom are nonemployee directors. The Compensation Committee received from the Chief Executive Officer recommendations regarding base salaries and incentive compensation for the top executive officers. The Chief Executive Officer set the compensation for lower level executive officers.

            The objectives of the Company's executive compensation program are to:

                    Support the achievement of desired Company performance.

                    Provide competitive compensation that will attract and retain superior talent and reward performance.

                    Align the executive officers' interests with those of the shareholders by placing a portion of their pay at risk because it is dependent upon corporate performance.

            To achieve the above objectives, the Company's executive compensation policies integrate annual base compensation with bonuses based on overall corporate performance and individual initiatives and performance. The measurement of corporate performance and the award of bonuses are based primarily upon the achievement of Company performance goals that are reviewed and approved annually by the Compensation Committee. Accordingly, in years in which these performance goals are achieved or exceeded, executive compensation will tend to be higher than in years in which the Company's performance is below expectations. Annual cash compensation, together with the payment of long-term equity-based incentive compensation through stock options, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

            The executive compensation program is designed to provide an overall level of compensation that is competitive with that offered by companies of comparable size and complexity. The actual compensation levels of the Company's executive officers may be greater or less than average compensation levels in other companies based upon annual and long-term overall Company performance as well as individual performance. The Compensation Committee uses its discretion, to set executive compensation at levels warranted in its judgment by external, internal and individual circumstances.

EXECUTIVE OFFICER COMPENSATION PROGRAM

            The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and various other benefits.

            Base Salary. In fiscal 1997 base salary levels for the Company's executive officers, including the Chief Executive Officer, were competitively set relative to comparable companies. In determining salaries, the Compensation Committee took into account individual experience and performance and specific issues particular to the Company.

            Annual Incentive Compensation. The Company maintains incentive compensation plans for its executive officers. These incentive compensation plans are based on performance goals that are established each fiscal year and are based on the Company's sales and profitability. Cash bonuses, payable after the close of the fiscal year, are based on the extent to which these goals have been met. The amounts of these incentive bonuses are reflected in the summary compensation table above.

            The Company's 1997 Employee Bonus Plan (the "Bonus Plan") was used to compute bonuses payable to executive officers of the Company. The potential bonuses were based on the consolidated per share earnings of the Company for fiscal 1997 after accruals for income taxes, bonus plans and Company contributions to the Company's 401(k) Plan, excluding extraordinary items ("Earnings Per Share"). Potential bonuses ranged from $10,000 to $165,000, depending upon Earnings Per Share and the identity of the individual receiving the bonus. Because a minimum Earnings Per Share of $.55 was required to have been achieved for fiscal 1997 for any bonus to be distributed under the Bonus Plan, no bonuses were earned under the Bonus Plan for fiscal 1997. However, the Compensation Committee approved discretionary bonuses for Messrs. Condict and Craft.

            Option Plan. The Option Plan has been the Company's long-term incentive plan for executive officers since 1992. The objectives of the Option Plan are to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to enable executives to develop and maintain a significant long-term ownership position in the Common Stock.

            On August 5, 1996 and June 19, 1997, the Compensation Committee of the Board of Directors considered stock option grants to each of the officers of the Company. Each of those officers received stock options that were based on his responsibilities and relative position in the Company. The stock options granted to each officer in fiscal 1997 were granted with an exercise price of fair market value at the date of grant. Twenty percent of the stock options granted in fiscal 1997 vest annually commencing on the first anniversary of the date of grant.

            Purchase Plan. Executive officers are encouraged to increase their ownership of Common Stock, thus increasing the alignment of their interests with shareholder interests, by participating in the Purchase Plan. Up to 300,000 shares of Common Stock may be sold under the Purchase Plan, which was established in 1993, pursuant to offers to employees selected by the Compensation Committee from among all employees of the Company and its wholly-owned subsidiaries. The Compensation Committee has discretion as to the timing and duration of such offers to allow employees to purchase Common Stock under the Purchase Plan. The price of such Common Stock is the fair market value of the stock when the offer is made. Employees may purchase shares with a promissory note providing for repayment through payroll deductions. No employees purchased shares under the Purchase Plan during fiscal 1997.

            401(k) Plan. The Company maintains a tax-qualified profit sharing plan with a cash or deferred arrangement (the "401(k) Plan") under section 401(k) of the Code. All of the Company's employees, except those who are neither citizens nor residents of the U.S., are eligible to participate in the 401(k) Plan beginning on July 1 or January 1 following their completion of one full year of service with the Company. Plan participants may defer up to 15% of their compensation, subject to limits imposed by the Code, including a Code provision that limits deferrals to an indexed amount, which was $9,500 in 1996 and 1997. The 401(k) Plan provides that the Company, in its discretion, may make matching contributions with respect to elective deferral contributions by plan participants. It has been the Company's practice to contribute, as a matching contribution, approximately $.50 per $1.00 of employee contributions, up to six percent of each employee's compensation. In April 1997, the Board of Directors approved an amendment allowing for a matching contribution of $1.00 per $1.00 of employee contributions, up to three percent of each employee's compensation. The Company's matching contribution may be made, in the Company's discretion, in Company common stock or in cash. A participant's interest in Company matching contribution amounts is full, vested and nonforfeitable following the completion of six years of service by the participant. The Company's aggregate matching contribution for fiscal 1997 was approximately $55,827.
Robert H. Patterson, Jr. is the trustee of the 401(k) Plan trust. Each participant has the right to direct the investment of his or her own account balance in the 401(k) Plan.

            Benefits. The Company provided medical benefits during fiscal 1997 to its Chief Executive Officer pursuant to a medical reimbursement plan.

            The Company has no policy for maintaining executive compensation within the $1,000,000 deduction limitation of Section 162(m) of the Code because it is very unlikely that limitation will be a factor for executives of the Company.

            This report of the Compensation Committee on executive compensation is submitted by the current members of the Committee as noted below:

                                    B. D. Hunter
                                    C. A. Langner
                                    Valerie Anne Mars

                       COMPARATIVE STOCK PERFORMANCE GRAPH

            The graph below compares the cumulative total shareholder return on Common Stock with the cumulative total return on the stocks comprising the Russell 2000 Index and the stocks comprising a peer group index consisting of Helen of Troy Corporation, Craftmade International, Inc., Catalina Lighting, Inc., Handleman Company and Fossil, Inc. (collectively, the "Peer Group") over the periods indicated.

               COMPARISON OF 54-MONTH CUMULATIVE TOTAL RETURN (1)
       AMONG CELEBRITY, INC., THE RUSSELL 2000 INDEX AND A PEER GROUP (2)

                                     [GRAPH]





















                               Dec. 16,       June 30,      June 30,      June 30,      June 30,      June 30,
                                 1992           1993          1994          1995          1996          1997
                               --------       --------      --------      --------      --------      --------
Company                          $100          $ 58          $ 26          $ 52          $ 34          $ 24
Russell 2000                     $100          $110          $115          $138          $171          $199
Peer Group                       $100          $106          $108          $108          $ 94          $116


  (1) Based upon $100 invested on December 16, 1992 (the date of the first public trading of the Common Stock) in Common Stock and the Peer Group or on November 30, 1992 in the Russel 2000 Index, including in each case reinvestment of dividends.

  (2)   Fiscal year ending June 30.

                              CERTAIN TRANSACTIONS

            The Company leases distribution center space at 4501 Old Troup Road, Tyler, Texas, from Robert H. Patterson, Jr. and the trust under the will of the late father of Robert H. Patterson, Jr., R. Harold Patterson, Sr. (the "Patterson Trust"). Mr. Patterson and the Patterson Trust each own 50% of the property. During fiscal 1997, the Company paid $10,000 per month to lease the property on a month-to-month basis. Management believes the terms of the lease are no less favorable to the Company than could be obtained from an unaffiliated third party.

            The Company paid Golden Pool Limited, a British Virgin Islands company wholly owned by a trust, the beneficiaries of which are Mr. Yuen and his family, a fee of approximately $284,200 for management and consulting services provided by Mr. Yuen in fiscal 1997.

            Robert H. Patterson, Jr., David J. Huffman and Clifford C. Condict each borrowed $109,800 from the Company in November 1993. The proceeds of these loans were used to pay the fair market value of shares of Common Stock (other than the par value of the shares, which was paid in cash by the purchasing executive officer) purchased by the executive officers under the Purchase Plan. The notes representing these loans are due in November 1998, and bear interest at a rate of 5.35% per annum, compounded annually. The interest on the loans is paid in biweekly installments by payroll deductions in an amount per week calculated to repay the interest on the note over the term of the note. Twenty-five percent of the net amount of any year-end bonus (after withholding of all taxes) earned by the executive officer will be applied to reduce the amount due on his note. Each loan is secured by the Common Stock purchased with the proceeds of the loan. As of the Record Date, the outstanding balances of the loans to Messrs. Patterson, Huffman and Condict were $92,324; $105,040 and $104,624, respectively.

            In September 1997, Celebrity borrowed $500,000 from RHP Management, LLC, an entity controlled by Robert H. Patterson, Jr., President and Chief Executive Officer of the Company. All amounts outstanding under the promissory note are due and payable on December 9, 1997. The principal amount outstanding accrues interest at a fluctuating rate per annum equal to the prime rate of a specified bank plus 1.5%. The proceeds from this loan were used to pay certain intercompany accounts payable to Celebrity Hong Kong.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it with respect to fiscal 1997, or written representations from certain reporting persons, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, officers and greater than 10% beneficial owners have been satisfied.

                                 PROPOSAL NO. 2

                         INDEPENDENT PUBLIC ACCOUNTANTS

            Upon the recommendation of the Audit Committee and subject to ratification by the shareholders at the Meeting, the Board of Directors of the Company has selected Price Waterhouse LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 1998. Price Waterhouse LLP has served the Company in this capacity since 1991. Representatives of Price Waterhouse LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICE WATERHOUSE LLP.

                              SHAREHOLDER PROPOSALS

            Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 1998 Annual Meeting of Shareholders, such proposals must be received by the Company not later than July 17, 1998. Such proposals should be directed to Celebrity, Inc., 4520 Old Troup Road, P. O. Box 6666, Tyler, Texas 75711, Attention:
Secretary.

                                 OTHER BUSINESS

            The Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting and any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

                                  MISCELLANEOUS

            All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit Proxies by telephone, telegram or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

            Accompanying this Proxy Statement is a copy of the Company's Annual Report and Form 10-K for the fiscal year ended June 30, 1997.

            AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, BUT NOT INCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON THE WRITTEN REQUEST OF SUCH PERSON ADDRESSED TO CELEBRITY, INC., ATTN: ROBERT H. PATTERSON, JR., CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, P.O. BOX 6666, TYLER, TEXAS 75711.

                                          By Order of the Board of Directors


                                          /s/ ROBERT H. PATTERSON, JR.

                                          Robert H. Patterson, Jr.
                                          Secretary

Tyler, Texas
November 14, 1997

--------------------------------------------------------------------------------

                                CELEBRITY, INC.

  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints Robert H. Patterson, Jr. and David J. Huffman, or either of them, with full power of substitution, as Proxies to vote, as designated below, all shares of Common Stock of Celebrity, Inc., a Texas corporation (the "Company"), owned by the undersigned on October 23, 1997, at the annual meeting of shareholders to be held at 8223 N. Stemmons Freeway, Dallas, Texas, on December 10, 1997 at 3:00 p.m., and at any adjournment thereof, upon such business as may properly come before the meeting, including the following:

1. ELECTION OF DIRECTORS:   [ ]  FOR all nominees listed below             [ ]  WITHHOLD AUTHORITY to
                               (except as marked to the contrary below)       vote for all nominees listed below

   Robert H. Patterson, Jr., B.D. Hunter, C.A. Langner, Valerie Anne Mars and
                                  Richard Yuen

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
               THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. Ratification of the selection of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending June 30, 1998.

        FOR  [ ]                AGAINST  [ ]                ABSTAIN  [ ]

3. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

            (Continued, and to be signed and dated, on reverse side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          (Continued from other side)

    THIS PROXY, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED IN PROPOSAL NO. 1, FOR THE APPROVAL OF PROPOSAL NO. 2 AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

    PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

[ ] Mark here for address change
  and note below.                          Dated:                           1997
                                         ----------------------------------,


                                           -------------------------------------
                                           Signature

                                           -------------------------------------
                                           (Signature if held jointly)

                                           IMPORTANT: Please sign exactly as
                                           your name appears to the left. When
                                           signing on behalf of a corporation,
                                           partnership, estate, trust or in
                                           other representative capacity, please
                                           sign name and title. If executed by a
                                           corporation, the proxy should be
                                           signed by a duly authorized officer.
                                           If executed by a partnership, please
                                           sign in the partnership name by an
                                           authorized person. For joint
                                           accounts, each joint owner must sign.

                                            THIS PROXY MAY BE REVOKED PRIOR TO
                                                      THE EXERCISE OF
                                            THE POWERS CONFERRED BY THE PROXY.

--------------------------------------------------------------------------------